                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                               December 8, 1994
                      (Date of earliest event reported)

                           AMSOUTH BANCORPORATION
           (Exact name of registrant as specified in its charter)

   Delaware                  1-7476                        63-0591257
(State or other              (Commission                   (IRS Employer
jurisdiction of              File Number)                  Identification No.)
incorporation)

                          1400 AmSouth-Sonat Tower
                          Birmingham, Alabama 35203
        (Address, including zip code, of principal executive office)

                                (205)320-7151
                       (Registrant's telephone number,
                            including area code)

Item 5.  Other Events.

     AmSouth Bancorporation ("AmSouth") is filing this Current Report on Form 8-K to report the following:

     (a) On December 15, 1994, AmSouth issued a press release announcing that it is restructuring its balance sheet and as a result will take fourth quarter charges totalling approximately $53 million, or $.57 per share. The press release is attached as Exhibit 99 and incorporated as a part of this Current Report on Form 8-K.

     (b) Paragraph (C) of Article VIII of the Agreement and Plan of Merger dated as of March 9, 1994 (the "Agreement") between AmSouth and The Tampa Banking Company ("Tampa") provides that either party may terminate the Agreement if the merger of Tampa with and into AmSouth has not occurred by January 3, 1995 or such later date as may be agreed upon by the parties. By letter dated December 8, 1994, AmSouth and Tampa agreed upon January 19, 1995 as the applicable date for Paragraph (C) of Article VIII of the Agreement.

Item 7. Financial Statements and Exhibits.

        The following exhibit is filed as part of this Current Report on Form
8-K.

        Exhibit No.                                       Exhibit

            99                                       Press Release dated
                                                     December 15, 1994

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMSOUTH BANCORPORATION

                                        By: /s/ Carl L. Gorday
                                           -----------------------
                                           Carl L. Gorday
                                           Assistant Secretary
Date: December 29, 1994

Exhibit                                       Index to Exhibits

  99                                         Press Release dated
                                             December 15, 1994